Exhibit 99.(h)(10)(a)

AMENDMENT TO

AMENDED AND RESTATED SECURITIES LENDING AGENCY AGREEMENT

This Amendment to the Amended and Restated Securities Lending Agency Agreement (this “Amendment”) is effective as of August 25, 2025 (the “Effective Date”) by and between Pacific Select Fund, a Delaware statutory trust registered under the Investment Company Act of 1940, as amended, as an open-end management investment company, acting for and on behalf of its respective series as identified on Schedule 1 (each such series acting severally and not jointly, “Lender”) and Securities Finance Trust Company (“Lending Agent”), an independent trust company organized under the laws of the State of Vermont.

WHEREAS, Lender and Lending Agent entered into an Amended and Restated Securities Lending Agency Agreement dated effective as of May 1, 2025, as amended from time to time (the “Agreement”); and

WHEREAS, the parties agree to amend certain terms of the Agreement;

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the sufficiency of which are hereby acknowledged, the parties hereto, intending to be bound, hereby agree to amend the Agreement as follows:

1.	Amendment to the Agreement.

(a)	Schedule 1 to the Agreement shall be deleted, in its entirety, and replaced with Schedule 1 attached hereto.

2.	Miscellaneous.

(a)	Capitalized terms used but not defined herein shall have the same meanings attributed thereto in the Agreement.

(b)	This Amendment is to be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of law principles thereof. that the courts of Massachusetts and New York, will have jurisdiction to settle any disputes or claims which may arise out of or in connection with this Amendment for which purpose the parties agree to submit to the jurisdiction of such courts.

(c)	This Amendment shall not be modified or amended except by an instrument in writing signed by Lender and Lending Agent.

(d)	Except to the extent amended hereby, all other terms of the Agreement shall continue in full force and effect and shall remain unmodified and enforceable.

(e)	This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and which together shall constitute one and the same agreement. This Amendment may be delivered by the exchange of facsimile copies, or by Adobe Systems Incorporated PDF file sent as an email attachment, of the executed counterparts with the same effect as if the parties had exchanged executed original counterparts.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf, effective as of the day and year first above written.

For and on behalf of Securities Finance Trust Company

By: /s/ Christopher Jaynes

Name: Christoper Jaynes

Title: President

For and on behalf of each Lender identified on Schedule 1 of the Agreement

By: /s/ Kevin W. Steiner

Name: Kevin W. Steiner

Title: Vice President

Schedule 1

LENDERS

Lender	Lending Limit (references to total assets include the value of Collateral)
Bond Plus Portfolio	33 1/3% of total assets
Capital Appreciation Portfolio	33 1/3% of total assets
Core Income Portfolio	33 1/3% of total assets
Diversified Bond Portfolio	33 1/3% of total assets
Dividend Growth Portfolio	33 1/3% of total assets
Emerging Markets Debt Portfolio	33 1/3% of total assets
Emerging Markets Portfolio	33 1/3% of total assets
Equity Index Portfolio	33 1/3% of total assets
Floating Rate Income Portfolio	33 1/3% of total assets
Focused Growth Portfolio	33 1/3% of total assets
Growth Portfolio	33 1/3% of total assets
Health Sciences Portfolio	33 1/3% of total assets
High Yield Bond Portfolio	33 1/3% of total assets
Inflation Managed Portfolio	33 1/3% of total assets
Intermediate Bond Portfolio	33 1/3% of total assets
International Equity Plus Bond Alpha Portfolio	33 1/3% of total assets
International Growth Portfolio	33 1/3% of total assets
International Large-Cap Portfolio	33 1/3% of total assets
International Small-Cap Portfolio	33 1/3% of total assets
International Value Portfolio	33 1/3% of total assets
Large-Cap Core Portfolio	33 1/3% of total assets
Large-Cap Growth Portfolio	33 1/3% of total assets
Large-Cap Plus Bond Alpha Portfolio	33 1/3% of total assets
Large-Cap Value Portfolio	33 1/3% of total assets
Mid-Cap Growth Portfolio	33 1/3% of total assets
Mid-Cap Plus Bond Alpha Portfolio	33 1/3% of total assets
Mid-Cap Value Portfolio	33 1/3% of total assets
PD 1-3 Year Corporate Bond Portfolio	33 1/3% of total assets
PD Aggregate Bond Index Portfolio	33 1/3% of total assets
PD Emerging Markets Index Portfolio	33 1/3% of total assets
PD High Yield Bond Market Portfolio	33 1/3% of total assets
PD International Large-Cap Index Portfolio	33 1/3% of total assets
PD Large-Cap Growth Index Portfolio	33 1/3% of total assets
PD Large-Cap Value Index Portfolio	33 1/3% of total assets

PD Mid-Cap Index Portfolio	33 1/3% of total assets
Lender	Lending Limit (references to total assets include the value of Collateral)
PD Small-Cap Growth Index Portfolio	33 1/3% of total assets
PD Small-Cap Value Index Portfolio	33 1/3% of total assets
PSF Avantis Balanced Allocation Portfolio	33 1/3% of total assets
QQQ Plus Bond Alpha Portfolio	33 1/3% of total assets
Real Estate Portfolio	33 1/3% of total assets
Short Duration Bond Portfolio	33 1/3% of total assets
Small-Cap Equity Portfolio	33 1/3% of total assets
Small-Cap Growth Portfolio	33 1/3% of total assets
Small-Cap Index Portfolio	33 1/3% of total assets
Small-Cap Plus Bond Alpha Portfolio	33 1/3% of total assets
Small-Cap Value Portfolio	33 1/3% of total assets
Technology Portfolio	33 1/3% of total assets
Total Return Portfolio	33 1/3% of total assets
Value Advantage Portfolio	33 1/3% of total assets
Value Portfolio	33 1/3% of total assets

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